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                                                                    Exhibit 3(v)

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After Issuance of Stock)

                           ALL-COMM MEDIA CORPORATION

     The undersigned, E. William Savage, President and Secretary of ALL-COMM MEDIA CORPORATION, a Nevada corporation (the "Company"), does hereby certify that as of the date hereof:

     That the Board of Directors of said corporation, at a meeting duly convened, held on the 6/th/ day of June, 1996, adopted a resolution to amend the articles as follows:

     The first paragraph of Article VI is amended to read:

     "The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 36,300,000 shares which shall be divided into two classes as follows: (i) 50,000 shares of Preferred Stock of the par value $.01 per share, and (ii) 36,250,000 shares of Common Stock of the par value of $.01 per share."

     That at a Special Meeting of Stockholders held on August 14, 1996, the stockholders voted either in person or by proxy, to adopt the amendment of
Article VI as set forth and recommended by the Board of Directors. The amendment change to Article VI was adopted by 2,276,607 shares voting in favor, 99,424 opposed and 2,419 abstentions. The remainder were non-votes. The number of shares of the Corporation outstanding and entitled to vote at the Special Meeting on an amendment to the Articles of Incorporation was 3,186,734.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of August 15, 1996.


                                    By:  /s/ E. William Savage
                                        ----------------------
                                    E. William Savage
                                    President and Secretary

State of California    } ss.
County of Los Angeles

     On August 15, 1996 personally appeared before me, a Notary Public, E. William Savage, President and Secretary of All-Comm Media Corporation, who acknowledged that he executed the above instrument.


                                         /s/ James G. King
                                        ----------------------
                                        Signature of Notary